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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated November 8, 1995, except for Note 10 as to which the date is May 3, 1996, in the Registration Statement (Form S-1) and related Prospectus of Travis Boats & Motors, Inc. for the registration of 1,750,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Austin, Texas

June 17, 1996